UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2007

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 1, 2007, Equinix, Inc. (“Equinix”) entered into an amendment (the “Amendment”) to its $75,000,000 revolving credit facility agreement with Silicon Valley Bank and General Electric Capital Corporation dated August 10, 2006. The Amendment relates to the modification of certain financial covenants resulting from Equinix’s acquisition of IXEurope plc and its recently completed offerings of common stock and 3.00% Convertible Subordinated Notes Due 2014. A copy of the Amendment is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Amendment No. 2 to Second Amended and Restated Loan and Security Agreement dated October 1, 2007 by and among Equinix, Inc., Equinix Operating Co., Inc., General Electric Capital Corporation and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: October 5, 2007	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to Second Amended and Restated Loan and Security Agreement dated October 1, 2007 by and among Equinix, Inc., Equinix Operating Co., Inc., General Electric Capital Corporation and Silicon Valley Bank.